Exhibit 99.1

Hortonworks Reports First Quarter 2017 Revenue of $56.0 Million,

Up 35 Percent Year Over Year

Support Subscription Revenue Increased 52 Percent Year Over Year to $42.1 Million

SANTA CLARA, Calif.—May 4, 2017—Hortonworks, Inc.® (NASDAQ: HDP), a leading innovator of open and connected data platforms, today announced financial results for the first quarter of 2017.

“Our momentum in the market has continued, as we grew first quarter revenue by 35 percent compared to the first quarter of 2016,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “We recorded solid customer wins across the food, healthcare analytics, software security, mobile gaming and financial services industries, where our connected data architecture was the platform of choice for their modern data applications and real-time computing analytics requirements.”

First Quarter 2017 Financial Highlights

•	Revenue: Total GAAP revenue was $56.0 million for the first quarter of 2017, an increase of 35 percent compared to the first quarter of 2016.

•	Gross Profit: Total GAAP gross profit was $38.1 million for the first quarter of 2017, compared to $25.0 million for the same period last year. Non-GAAP gross profit was $39.5 million for the first quarter of 2017, compared to $26.3 million for the same period last year. GAAP gross margin was 68 percent for the first quarter of 2017, compared to 60 percent for the same period last year. Non-GAAP gross margin was 71 percent for the first quarter of 2017, compared to 64 percent for the same period last year.

•	Operating Loss: GAAP operating loss was $54.4 million for the first quarter of 2017, compared to $65.3 million for the same period last year. Non-GAAP operating loss was $30.5 million for the first quarter of 2017, compared to $34.9 million for the same period last year. GAAP operating margin was negative 97 percent for the first quarter of 2017, compared to negative 158 percent for the same period last year. Non-GAAP operating margin was negative 54 percent for the first quarter of 2017, compared to negative 84 percent for the same period last year.

•	Net Loss: GAAP net loss was $54.8 million for the first quarter of 2017, or $0.89 per basic and diluted share, compared to a GAAP net loss of $65.8 million, or $1.26 per basic and diluted share, in the first quarter of 2016. Non-GAAP net loss was $30.9 million for the first quarter of 2017, or $0.50 per basic and diluted share, compared to a non-GAAP net loss of $35.4 million, or $0.68 per basic and diluted share, for the same period last year.

•	Deferred Revenue: Deferred revenue was $198.2 million as of March 31, 2017, a 7 percent increase over the $185.4 million reported as of December 31, 2016 and a 66 percent increase over the $119.1 million reported as of March 31, 2016.

•	Cash & Investments: Cash and investments totaled $83.4 million as of March 31, 2017, compared to $89.2 million as of December 31, 2016 and $149.0 million as of March 31, 2016.

•	Operating Cash: Operating cash used was $9.0 million for the first quarter of 2017, compared to $35.7 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Hortonworks Congratulates 2017 European Data Heroes Award Winners. In April, we announced that individuals at Centrica plc, BMW Group and DNV GL were the winners of the 2017 European Data Heroes Awards. The awards recognize Hortonworks customers who have significantly transformed their enterprise by leveraging connected data platforms, highlighting real business value derived from data. Each winner exemplified outstanding achievements and meaningful results with Hortonworks Data Platform (HDPTM) and Hortonworks DataFlow (HDFTM).

•	Hortonworks Leads the Industry in Performance and Customer Choice with HDP 2.6. In April, we announced the general availability of HDP 2.6, which leverages open source innovations to deliver enhanced enterprise features. With HDP 2.6, customers benefit from interactive query in seconds, enhanced data science, enterprise-grade security and streamlined operations—in the cloud and on premises—to harvest value from their data faster than previously possible.

•	Soleo Turns to Hortonworks for Real-Time Analytics. In March, we announced that Soleo Communications, Inc., a market-leading local search and digital media company, is leveraging HDP and HDF to connect people and businesses together. HDP gives Soleo the scalability and reliability to handle its growing data warehousing requirements, and HDF allows its data scientists to optimize service in real-time using incoming streams of data.

•	Clearsense Leverages Hortonworks to Drive Innovation in Healthcare. In March, we announced that Clearsense, LLC, a developer of an advanced healthcare data ecosystem and data applications focused on improving outcomes, is leveraging HDP and HDF to capture value from big data produced by the healthcare industry.

•	Pinsight Media Chooses Hortonworks to Expand Data Cluster. In February, we announced that Pinsight Media+, Inc., a mobile data company, is leveraging HDP, HDF and our professional services to enhance the scale and speed at which its data management platform ingests and processes data from mobile network operators.

•	IBM Delivers New Platform to Help Clients Address Storage Challenges at Massive Scale. In February, we announced the planned availability of HDP for IBM Elastic Storage Server and IBM Spectrum Scale. The agreement will lead to certification of HDP on Power with IBM Spectrum Scale and HDP on x86 with IBM Spectrum Scale.

Financial Outlook

As of May 4, 2017, Hortonworks is providing the following financial outlook for its second quarter and full year 2017:

For the second quarter of 2017, we expect:

Total GAAP revenue of $57.0 million.

GAAP operating margin between negative 106 percent and negative 101 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $27 million.

Non-GAAP operating margin between negative 57 percent and negative 52 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $27 million.

For the full year 2017, we expect:

Total GAAP revenue between $235.0 million and $240.0 million.

GAAP operating margin between negative 85 percent and negative 80 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $105 million.

Non-GAAP operating margin between negative 50 percent and negative 45 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $105 million.

GAAP operating margin outlook includes estimates of stock-based compensation and related expenses and amortization of purchased intangibles in future periods and assumes, among other things, the occurrence of no additional acquisitions, investments or restructuring and no further revisions to stock-based compensation and related expenses.

First Quarter 2017 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast to discuss the Q1 2017 results, Q2 and FY 2017 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Thursday, May 4, 2017. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share and expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense and amortization of intangibles. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP expenses is calculated as GAAP cost of revenue less stock-based compensation expense and amortization of intangibles plus GAAP operating expenses less stock-based compensation expense and amortization of intangibles. Management believes non-GAAP expenses offers investors useful supplemental information regarding the cost structure of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effect of stock-based compensation expense, acquisition-related retention bonus, amortization of intangibles and other nonrecurring items so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investors better understand our performance and return to shareholders.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses or activity in international markets, including the forward-looking statements, in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2017, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is an industry-leading innovator that creates, distributes and supports enterprise-ready open data platforms and modern data applications that deliver actionable intelligence from all data: data-in-motion and data-at-rest. Hortonworks is focused on driving innovation in open source communities such as Apache Hadoop, Apache NiFi and Apache Spark. Along with its 2,100+ partners, Hortonworks provides the expertise, training and services that allow customers to unlock transformational value for their organizations across any line of business.

Hortonworks, Powering the Future of Data, HDP and HDF are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016

Support subscription and professional services revenue:
Support subscription	$42,098	$27,634
Professional services	13,873	13,708

Total support subscription and professional services revenue	55,971	41,342
Cost of revenue:
Support subscription	6,156	4,901
Professional services	11,699	11,455

Total cost of revenue	17,855	16,356

Gross profit	38,116	24,986
Operating expenses:
Sales and marketing	50,219	42,083
Research and development	25,506	22,151
General and administrative	16,795	26,054

Total operating expenses	92,520	90,288

Loss from operations	(54,404)	(65,302)
Other expense, net	(199)	(295)

Loss before income tax	(54,603)	(65,597)
Income tax expense	232	155

Net loss	$(54,835)	$(65,752)

Net loss per share of common stock, basic and diluted	$(0.89)	$(1.26)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	61,848,383	52,067,608

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$60,933	$53,332
Short-term investments	22,438	31,764
Accounts receivable, net	68,043	82,368
Prepaid expenses and other current assets	9,589	4,831

Total current assets	161,003	172,295
Property and equipment, net	18,710	19,381
Long-term investments	—	4,084
Goodwill	34,333	34,333
Intangible assets, net	2,904	3,121
Other assets	2,367	1,306
Restricted cash	1,319	1,316

Total assets	$220,636	$235,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,987	$6,749
Accrued compensation and benefits	15,934	17,978
Accrued expenses and other current liabilities	12,533	11,752
Deferred revenue	142,279	129,840

Total current liabilities	177,733	166,319
Long-term deferred revenue	55,943	55,550
Other long-term liabilities	2,439	2,605

Total liabilities	236,115	224,474

Stockholders’ (deficit) equity:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized; 62,851,736 and 61,122,863 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	7	7
Additional paid-in capital	743,393	714,960
Accumulated other comprehensive loss	(851)	(1,063)
Accumulated deficit	(758,028)	(702,542)

Total stockholders’ (deficit) equity	(15,479)	11,362

Total liabilities and stockholders’ equity	$220,636	$235,836

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(54,835)	$(65,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,058	1,478
Amortization of premiums from investments	115	284
Amortization of intangible assets	217	219
Stock-based compensation expense	23,375	29,442
Impairment of promissory note and related interest receivable	—	717
Loss on early exit of lease	349	—
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	162	219
Provision for losses on accounts receivable	—	377
Other	76	(25)
Changes in operating assets and liabilities:
Accounts receivable	14,479	(11,147)
Prepaid expenses and other current assets	(4,812)	(3,468)
Other assets	(1,002)	(90)
Accounts payable	110	89
Accrued expenses and other current liabilities	586	335
Accrued compensation and benefits	(2,166)	303
Deferred revenue	12,513	11,686
Other long-term liabilities	(228)	(335)

Net cash used in operating activities	(9,003)	(35,668)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	(73,754)
Proceeds from sales of investments	—	1,321
Proceeds from maturities of investments	13,300	22,199
Purchases of property and equipment	(1,218)	(2,359)

Net cash provided by (used in) investing activities	12,082	(52,593)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,343	4,612
Payment of contingent consideration related to an acquisition	—	(1,625)
Payments of capital lease liability	(90)	(25)
Payment of fees for line of credit	(26)	—
Proceeds from follow-on public offering, net of issuance costs	—	87,848

Net cash provided by financing activities	4,227	90,810

Effect of exchange rate changes on cash and cash equivalents	295	214
Net increase in cash and cash equivalents	7,601	2,763
Cash and cash equivalents—Beginning of period	53,332	35,748

Cash and cash equivalents—End of period	$60,933	$38,511

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016

Non-GAAP Gross Profit and Margin:
Gross profit	$38,116	$24,986
Stock-based compensation expense	1,410	1,358

Non-GAAP gross profit	$39,526	$26,344

Gross margin percentages:
GAAP	68%	60%
Non-GAAP	71%	64%

Non-GAAP Operating Loss and Margin:
Operating loss	$(54,404)	$(65,302)
Stock-based compensation expense	23,375	29,442
Impairment of promissory note and related interest receivable	—	717
Loss on early exit of lease	349	—
Amortization of intangible	217	219

Non-GAAP operating loss	$(30,463)	$(34,924)

Operating margin percentages:
GAAP	(97)%	(158)%
Non-GAAP	(54)%	(84)%

Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(54,835)	$(65,752)
Stock-based compensation expense	23,375	29,442
Impairment of promissory note and related interest receivable	—	717
Loss on early exit of lease	349	—
Amortization of intangible	217	219

Non-GAAP net loss	$(30,894)	$(35,374)

Weighted-average shares	61,848,383	52,067,608
Non-GAAP net loss per share	$(0.50)	$(0.68)

Stock-based compensation expense by function:
Cost of revenue	$1,410	$1,358
Sales and marketing	7,466	5,619
Research and development	9,878	7,804
General and administrative	4,621	14,661

Stock-based compensation expense	$23,375	$29,442

For Additional Information Contact:

Reuben Gallegos

VP, Investor Relations and Corporate Development

rgallegos@hortonworks.com